Second Quarter 2026 Investor Briefing August 18, 2026

Second Quarter 2026 Investor Briefing Notice to Recipients Certain of the information contained in this presentation, including certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“We”, “Oglethorpe” or “OPC”), that are not historical facts are forward-looking statements. Although Oglethorpe believes that in making these forward-looking statements its expectations are based on reasonable assumptions, Oglethorpe cautions the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward-looking statements involve uncertainties and there are important factors, many of which are outside management’s control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the Securities and Exchange Commission on August 13, 2026, and Item 1A - “RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 27, 2026. This electronic presentation is provided as of August 18, 2026. If you are viewing this presentation after that date, there may have been events that occurred after such date that could have a material adverse effect on the information that was presented. Oglethorpe undertakes no obligation to publicly update any forward-looking statements. 2

Second Quarter 2026 Investor Briefing ‣ New Generation Update ‣ New Generation Financing Plan ‣ Operations Update ‣ Financial and Liquidity Update Presenters and Agenda Betsy Higgins Executive Vice President and Chief Financial Officer Annalisa Bloodworth President and Chief Executive Officer 3 Rich Wallen Executive Vice President and Chief Operating Officer

Second Quarter 2026 Investor Briefing New Generation Projects — In-Service Timeline 4 Projected in-service dates and budgets for approved new generation resources 2030–312029 CC Smarr CC 1,425 MW BUDGET $3.3B 2029 CT Talbot Unit 7 240 MW BUDGET $440M 2029–30 BATTERY Battery Storage 75 MW BUDGET (a) ~$240M 2032 CT New Combustion Turbine Unit 209 MW BUDGET (b) $525–625M 2033 CC New Combined Cycle 713 MW BUDGET (b) $2.3–2.7B (a) Battery budget is before the $81M DOE GRIP grant. (b) New CT and New CC budgets are preliminary cost-estimate ranges.

Second Quarter 2026 Investor Briefing Smarr CC Major Foundation Work Nearing Completion 5 COMBINED CYCLE Type: Two-unit combined cycle (two 1x1 blocks) Capacity: 1,425 MW In-service: Mid 2029 Budget: $3.3 billion Spending: $662 million (thru Q2 ’26) Gas Supply: Firm transportation on new interstate pipeline Equipment: GE Vernova (7HA.03 gas turbines) Contractor: Kiewit (TIC) EPC Upcoming Milestones: • Completion of deep power block foundations – Q3’26 - Q2’27 • Completion of switch yard storm water piping installation – Dec. 2026 LOCATION Monroe County, GA

Second Quarter 2026 Investor Briefing Talbot Unit 7 CT Re-Baselined Budget Completed 6 COMBUSTION TURBINE Type: Simple cycle, dual fuel combustion turbine Capacity: 240 MW In-service: Early 2029 Budget: $440 million Spending: $69 million (thru Q2 ’26) Gas Supply: SONAT Dual Fuel: Yes Equipment: Siemens SGT6-5000F CT Contractor: TBD Key Upcoming Milestones: Selection of general contractor LOCATION Talbot County, GA

Second Quarter 2026 Investor Briefing Battery Storage Project In RFP Process 7 BATTERY STORAGE Type: Battery energy storage Capacity: 75 MW (3 x 25 MW) In-service: 2029–2030 Budget: ~$240M (before $81M DOE grant) Spending: $1.4 million (thru Q2 ‘26) Equipment: TBD Key Upcoming Milestones: • Evaluate RFP Responses – Fall ‘26 Representative site configuration for one of three planned 25 MW battery storage facilities

Second Quarter 2026 Investor Briefing 2030s Resources 8 COMBUSTION TURBINE Type: Simple cycle combustion turbine Capacity: 209 MW In-service: Early 2032 Budget: $525–625 million Spending: Expected to begin in Q3 2026 Gas Supply: TBD Dual Fuel: No Equipment: GE Vernova (7F.05 CT) Member Approval Status: Approved and fully subscribed by Oglethorpe Members in Q2 2026 COMBINED CYCLE Type: One-unit combined cycle (one 1x1 block) Capacity: 713 MW In-service: 2033 Budget: $2.3–2.7 billion Spending: Expected to begin in Q3 2026 Gas Supply: Firm transportation on new interstate pipeline expansion expected. Equipment: GE Vernova (7HA.03 CT) Contractor: Proceeding with Kiewit (TIC) for EPC, same as Smarr CC project Member Approval Status: Approved and fully subscribed by Oglethorpe Members in Q2 2026

Second Quarter 2026 Investor Briefing 9 Note: Summer capacities shown above. With recent acquisitions, some of our Members elected to take service at the date of acquisition and some Members have elected to defer their share of output of the resource. Walton CT remains under partial deferral through December 31, 2027; the capacity shown above changes as Members begin to schedule service from this resource. Recent or Planned Capacity Additions

Second Quarter 2026 Investor Briefing Projected Member Energy Requirements by Resource Type 10 (a) Smarr EMC: Member-owned gas-fired CTs operated by Oglethorpe; and SEPA: Member allocation from Southeastern Power Administration, primarily scheduled by Oglethorpe on behalf of Members. (b) Gas CT includes Talbot 7 CT and 2032 New CT. (a) Oglethorpe-Owned Resources Member Resources (b) (a) (b)

Second Quarter 2026 Investor Briefing Construction Projects Underway Project Est. Cost ($ Billions) Completion Smarr CC $3.3 2029 Talbot CT $0.4 2029 75 MW Batteries $0.24 - 0.16 (w/ DOE grant) 2029-2030 New CT (2032) $0.5 - $0.6 2032 New CC (2033) $2.3 - $2.7 2033 Total $6.6 – $7.2 Billion 2029–33 11 ‣ We are anticipating spending about $7 billion in 7 years just on new generation projects. ‣ In addition, we expect to spend ~$2 billion on the existing fleet in the next 5 years.

Second Quarter 2026 Investor Briefing New Generation Financing Plan ‣ RUS financing is our preferred long-term financing source for capital projects. ‣ ~$3.8 billion in loan applications already filed with RUS in Dec ‘25 and Feb ‘26 for long-term financing for 2029 new generation projects (Smarr CC & Talbot 7 CT). • On August 6, 2026, Oglethorpe received a conditional commitment from RUS for the $3.3 billion loan for the Smarr CC project. ‣ Given the lead time needed for RUS advances to begin, we have begun the process of arranging additional interim liquidity to bridge the RUS financing. • We are also discussing the amendment and extension of our existing $1.275 billion syndicated bank credit facility. ‣ We anticipate filing loan applications for the 2030s projects soon. ‣ Long-term debt and/or first mortgage bonds will be used to permanently finance projects costs not funded by RUS. • We anticipate issuing long-term first mortgage bonds to finance a portion of Smarr CC project costs that are not eligible for RUS funding. 12

OglethorpePower

RUS and DOE Loan Summaries as of July 31, 2026

RUS-Guaranteed and Direct Loans[a]

Purpose/Use of Proceeds	Approved/ Pending Approval	Advanced	Remaining Amount
Active Loans			
General & Environmental Improvements - (2 loans)	$1,386M	$1,011M	$375M
Walton Acquisition [b]	$80M	$80M	$0M
New ERA Wansley Debt Refinancing [c]	$331M	$302M	$0M
	$1,797M	$1,393M	$375M
Committed Loans (requiring documentation)			
General & Environmental Improvements - (2 loans) [d] [e]	$599M	$0M	$599M
Smarr CCs Construction [f]	$3,324M	$0M	$3,324M
	$3,923M	$0M	$3,923M
Pending Loan			
Talbot 7 CT Construction [g]	$415M	$0M	$415M
	$415M	$0M	$415M
Total Current Active, Committed & Pending RUS Loans	**$6,135M**	**$1,393M**	**$4,713M**

$3.3B Total RUS Debt Outstanding, Average Interest Rate of 3.664%

(a) RUS-guaranteed loans are funded through the Federal Financing Bank, guaranteed by RUS, and bear interest at the comparable Treasury rate plus 0.125%. RUS Treasury direct loans are made directly by RUS and bear interest at a rate equal to the yield of the comparable Treasury security.
(b) Loan closed February 24, 2026 and fully funded in April 2026
(c) New ERA Wansley Debt Refinancing made at 0.00%, all eligible loan funds have been advanced
(d) $112.6M loan for general capital improvements at Vogtle Units 3 & 4; conditionally committed February 20, 2026, initial funding expected by 2027
(e) $486.7M loan for general capital improvements at all sites excluding Vogtle Units 3 & 4; conditionally committed July 16, 2026, initial funding expected by 2027
(f) $3.3B loan for the development and construction of Smarr CCs; conditionally committed August 6, 2026, initial funding expected by 2028
(g) Submitted application in February 2026 for Talbot 7 CT

DOE-Guaranteed Loans for Vogtle 3&4 Construction

Total Debt Outstanding $3.8B
Average Interest Rate 2.936%

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Second Quarter 2026 Investor Briefing Oglethorpe’s Current Bank Credit Facilities (a) The secured term loan amount is $250 million, however, any outstanding advances under the CFC $110 million unsecured line of credit reduce the amount that can be borrowed under the term loan, and Oglethorpe advanced $40.8 million as a long-term loan under the secured bilateral agreement; therefore we show only $99 million of the secured term loan as being available. 14

Second Quarter 2026 Investor Briefing Oglethorpe’s Diversified Power Supply Portfolio (a) Capacity and energy include Oglethorpe and Smarr EMC resources. Oglethorpe and Smarr EMC capacity reflects summer reserve planning capacity. 15

Second Quarter 2026 Investor Briefing Members’ Historical Load 16 Temperature data for 2026 is YTD through August 17 *based on preliminary data 2020 2021 2022 2023 2024 2025 2026 Days ≥ 90o 38 21 44 54 62 49 41 Days ≥ 95o 3 0 8 16 20 10 8 Days ≥ 100o 0 0 0 0 0 0 0 Low ≤ 25o 5 2 4 0 6 10 9

Second Quarter 2026 Investor Briefing Capacity Factor Comparison Through June 30 17

OglethorpePower

Income Statement Excerpts

($ in thousands)	Six Months Ended Jun 30, 2026	2025	6/30/2025-6/30/2026 % Change	Year Ended December 31, 2025	2024	2023
Statement of Revenues and Expenses:						
Operating Revenues:						
Sales to Members - Capacity	$817,639	$836,296	-2.2%	$1,603,888	$1,501,903	$1,082,368
Sales to Members - Energy	463,519	433,695	6.9%	838,802	643,619	599,198
Total Sales to Members	$1,281,158	$1,269,991	0.9%	$2,442,690	$2,145,522	$1,681,566
Sales to non-Members	45,368	41,333	9.8%	98,502	36,325	58,619
Operating Expenses:	1,028,079	1,004,346	2.4%	2,004,647	1,698,351	1,463,119
Other Income	23,364	20,595	13.4%	44,482	67,390	81,049
Net Interest Charges	257,438	264,272	-2.6%	525,672	480,385	292,325
Net Margin	**$64,373**	**$63,301**	0.7%	**$55,355**	**$70,501**	**$65,790**
Margins for Interest Ratio[a]	**1.10**	**1.10**	**0**	**1.10**	**1.14**	**1.14**
Sales to Members						
Energy Cost (cents/kWh)	**3.01**	**2.80**	**7.7%**	**2.54**	**2.08**	**2.12**
Average Power Cost (cents/kWh)	**8.33**	**8.19**	**1.7%**	**7.38**	**6.92**	**5.94**
Sales to Members (MWh)	**15,380,268**	**15,504,762**	**-0.8%**	**33,086,185**	**31,001,082**	**28,289,147**

(a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe's Margins for Interest by Interest Charges, both as defined in Oglethorpe's First Mortgage Indenture. For interim periods, this line represents the targeted Margins for Interest ratio for the year. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10 for each fiscal year. In addition, the Indenture requires Oglethorpe to show that it has met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. For 2023 and 2024, our board of directors approved a budget to achieve a 1.14 Margins for Interest Ratio, above the minimum 1.10 ratio required by the Indenture. For 2025 and 2026, our board of directors approved a budget to achieve a 1.10 Margins for Interest Ratio.

(b) Excludes test energy megawatt-hours from Plant Vogtle Units 3 and 4 supplied to members. Any revenues and costs associated with test energy were capitalized.

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OgletherpePower

Balance Sheet Excerpts

($ in thousands)	June 30, 2026	December 31, 2025	December 31, 2024
Balance Sheet Data:			
Assets:			
Electric Plant:			
Net Plant in Service	$11,969,526	$12,032,472	$11,989,581
CWIP	1,146,688	787,886	320,167
Nuclear Fuel	428,604	408,556	402,328
Total Electric Plant	$13,544,818	$13,228,914	$12,712,076
Total Investments and Funds	1,718,215	1,641,977	1,492,372
Total Current Assets	1,039,396	1,147,079	1,109,969
Total Deferred Charges	1,138,419	1,131,829	1,163,121
Total Assets	**$17,440,848**	**$17,149,799**	**$16,477,538**
Capitalization:			
Patronage Capital and Membership Fees	1,448,146	$1,383,773	$1,328,418
Long-term Debt and Finance Leases	12,097,430	12,087,441	12,167,367
Other	39,572	39,383	37,625
Total Capitalization	$13,585,148	$13,510,597	$13,533,410
Total Current Liabilities	1,578,874	1,434,530	936,414
Total Deferred Credits and Other Liabilities	2,276,826	2,204,672	2,007,714
Total Equity and Liabilities	**$17,440,848**	**$17,149,799**	**$16,477,538**
Total Capitalization	**$13,585,148**	**$13,510,597**	**$13,533,410**
Plus: Unamortized Debt Issuance Costs and Bond Discounts on LT debt	113,653	120,065	120,328
Plus: Long-term Debt and Finance Leases due within one year	401,952	391,726	398,979
Total Long-Term Debt and Equities	**$14,100,753**	**$14,022,388**	**$14,052,717**
Equity Ratio[a]	**10.3%**	**9.9%**	**9.5%**

(a) The equity ratio is calculated, pursuant to Oglethorpe's First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus unamortized debt issuance costs and bond discounts and long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant requirement to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has covenants in three credit agreements that require a minimum total patronage capital, with the highest such requirement being $900 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements.

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Second Quarter 2026 Investor Briefing RUS New ERA – Wansley Debt Refinancing ‣ The 2022 Inflation Reduction Act (IRA) established the $9.7 billion Empowering Rural America program (New ERA) focused on rural electric cooperatives to be administered by the Rural Utilities Service (RUS). ‣ OPC, Georgia Transmission, and Green Power submitted our original joint application for a consortium of qualified projects in 2023, and OPC received a conditional commitment in January 2025 for a 0% loan in an amount up to $331 million to be used to refinance stranded debt for the closed Wansley coal plant. ‣ The RUS staff selected our refinancing to be the first in the queue for this type of project. ‣ On May 12, 2026, OPC closed on a loan agreement with RUS for the refinancing, and OPC issued call notices for $47.8 million of its Series 2006 First Mortgage Bonds and for $250 million of its Series 2014A First Mortgage Bonds. This $297.80 million refinancing represented the amount of stranded debt for Plant Wansley. ‣ OPC called the bonds on June 29, 2026, and funded $302.18 million in principal and make-whole redemption premium on the bonds with commercial paper. ‣ On July 8, 2026, RUS advanced the 0% loan to OPC in the amount of $302.18 million and OPC repaid the commercial paper that was used to bridge the refinancing. ‣ This will result in net present value savings of over $150 million to OPC’s Members over the next 35 years. 20

Second Quarter 2026 Investor Briefing Oglethorpe’s Available Liquidity • Represents 247 days of liquidity on hand. (a) $40.53 million of Oglethorpe’s Tax-Exempt Bonds are in a weekly variable rate backed by Oglethorpe’s own liquidity, which it is reserving to support these bonds. 21 As of August 14. 2026

Second Quarter 2026 Investor Briefing Recent and Upcoming Financial Activity 22 2026 – Completed Q1 • Submitted RUS loan application for Talbot Unit 7 (approximately $415 million). • Received conditional commitment from RUS for $113 million loan for general improvements. Q3 • Completed refinancing of approximately $300 million of debt related to the retired Wansley coal plant with 0% loan RUS New ERA loan. • Received conditional commitment from RUS for $3.3 billion loan for the Smarr CC project and $487 million for general improvements. 2026 – Upcoming Q4 • Arranging additional liquidity to bridge RUS financing for new generation projects. • Extension and amendment of syndicated bank credit facility.

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Second Quarter 2026 Investor Briefing • A link to this presentation will be posted on Oglethorpe’s website www.opc.com. • Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K are made available on its website. • Oglethorpe’s Corporate Responsibility Reports along with its qualitative and quantitative EEI Reports are available on its website. • Member information is generally filed as an exhibit to Form 10-Q for the first or second quarter of each year. (Exhibits are available on EDGAR but not on Oglethorpe’s website.) 2025 Member information was filed in an exhibit to Form 10-Q for the first quarter of 2026. • For additional information please contact: Additional Information 24 Investor Contacts Name Title Email Address Phone Number Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168 Cheri Garing Senior Vice President, Planning cheri.garing@opc.com 770-270-7204 Joe Rick Senior Director, Capital Markets and Investor Relations joe.rick@opc.com 770-270-7240 Media Contact Name Title Email Address Phone Number Blair Romero Senior Director, Corporate Communications blair.romero@opc.com 770-270-7290